Exhibit 4.2
Execution Version

BAKER HUGHES INCORPORATED

FIRST SUPPLEMENTAL INDENTURE
Dated as of August 17, 2011

to the
INDENTURE
Dated as of October 28, 2008
between
BAKER HUGHES INCORPORATED
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

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Page
SECTION 5.04. Governing Law	27
SECTION 5.05. Effect of Headings and Table of Contents	28
SECTION 5.06. Benefits under First Supplemental Indenture, etc.	28
SECTION 5.07. Successors	28
SECTION 5.08. Scope of Supplemental Indenture	28

Exhibit A Form of Note
Exhibit B Form of Certificate of Transfer
Exhibit C Form of Certificate of Exchange

ii

          FIRST SUPPLEMENTAL INDENTURE, dated as of August 17, 2011 (this “First Supplemental Indenture”), to the indenture dated as of October 28, 2008 (the “Original Indenture”) between Baker Hughes Incorporated, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).
          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more series;
          WHEREAS, Sections 201, 301, 901(2) and 901(7) of the Original Indenture provide that the Company and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Securities, enter into indentures supplemental to the Original Indenture for the purpose of establishing the form and terms of Securities of any series and adding to the covenants of the Company for the benefit of such series;
          WHEREAS, the Company (i) desires the issuance of a series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the form and terms of the Securities of such series and adding to the covenants of the Company for the benefit of such series; and
          WHEREAS, the Company has duly authorized the creation of the Notes (as defined below) of the tenor and amount hereinafter set forth;
          NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
          (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.
          (b) The rules of interpretation set forth in Section 1.01 of the Original Indenture shall be applied hereto as if set forth in full herein.
          (c) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):
          “Additional Interest” means, with respect to any Notes, the additional or special interest thereon, if any, required by the Registration Rights Agreement applicable to such Notes. All references in this First Supplemental Indenture or the Notes to “interest” shall be deemed to include Additional Interest unless the context otherwise requires.

          “Additional Securities” means any Notes issued from time to time after the Issue Date under the terms of this First Supplemental Indenture (other than pursuant to Sections 304, 305, 306, 906 or 1107 of the Original Indenture or Article IV of this First Supplemental Indenture and other than the Initial Securities or the Exchange Securities) in accordance with Section 2.08, as part of the same series as the Initial Securities and any Exchange Securities then outstanding.
          “Agent” means any Security Registrar or Paying Agent.
          “Attributable Debt” means, with respect to any Sale and Leaseback Transaction, as of the time of determination, the total obligation, discounted to present value at the annual rate equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with GAAP, of a lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease with respect to such Sale and Leaseback Transaction.
          “Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.
          “Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
          “Comparable Treasury Price” means with respect to any Redemption Date for any Notes (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Consolidated Net Tangible Assets” means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as determined on a consolidated basis for the Company and its consolidated subsidiaries as set forth on the Company’s most recent quarterly balance sheet and computed in accordance with GAAP.
          “Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article IV, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

          “Euroclear” means Euroclear Bank N.V./S.A. or any successor securities clearance agency.
          “Exchange Offer Registration Statement” means a registration statement of the Company relating to any offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to a Registration Rights Agreement.
          “Exchange Securities” means Notes issued in an exchange offer for Initial Securities or Additional Securities in accordance with a Registration Rights Agreement.
          “Exchanging Dealer” means a broker-dealer that exchanges Notes in a Registered Exchange Offer that it has acquired for its own account as a result of market making activities or other trading activities.
          “Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.
          “Global Security Legend” means the legend set forth in Section 4.07(c) which is required to be placed on all Global Securities issued under this First Supplemental Indenture.
          “Indenture” means the Original Indenture as supplemented by this First Supplemental Indenture, as either may be amended or supplemented from time to time in accordance with the terms thereof or hereof, including the provisions of the Trust Indenture Act that are deemed to be a part thereof or hereof.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
          “Initial Purchasers” means, with respect to the Initial Securities, the initial purchasers named in the Purchase Agreement, as initial purchasers of the Initial Securities in the Offering.
          “Initial Securities” has the meaning specified in Section 2.02. The Initial Securities constitute the Notes issued on the date hereof.
          “Issue Date” means August 17, 2011, the first date on which the Notes are issued under this First Supplemental Indenture.
          “Letter of Transmittal” means the letter of transmittal prepared by the Company and sent to all Holders of Initial Securities or Additional Securities, as the case may be, for use by such Holders in connection with a Registered Exchange Offer.
          “Non-U.S. Person” means a Person who is not a U.S. Person.

          “Notes” means the 3.20% Senior Notes due 2021 of the Company issued pursuant to the Indenture and shall include the Initial Securities and any Exchange Securities or Additional Securities authenticated and delivered in accordance with Section 2.02.
          “Offering” means the offering of the Initial Securities pursuant to the Offering Memorandum.
          “Offering Memorandum” means the final Offering Memorandum of the Company, dated August 10, 2011, relating to the Offering.
          “144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or of any Restricted Subsidiary, whether owned at or acquired after August 17, 2011, unless, in the opinion of the Board of Directors, such plant or facility or other assets is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.
          “Private Placement Legend” means the legend set forth in Section 4.07(a) which is required to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this First Supplemental Indenture.
          “Purchase Agreement” means the Purchase Agreement, dated August 10, 2011, among the Company and the Initial Purchasers.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and four other primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”) appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that Redemption Date.
          “Registered Exchange Offer” means an offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to an Exchange Offer Registration Statement as required by a Registration Rights Agreement.
          “Registration Rights Agreement” means, with respect to the Initial Securities, the Registration Rights Agreement, dated as of the Issue Date, among the Company and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.
          “Regulation S” means Regulation S promulgated under the Securities Act, as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
          “Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Resale Restriction Termination Date” means with respect to any Notes, (x) in the case of Notes offered and sold to QIBs in reliance on Rule 144A, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d)) or, in the case of Notes offered and sold in offshore transactions in reliance on Regulation S, 40 days, in each case, after the Issue Date or the date of any subsequent reopening of the Notes and the last date on which the Company or any of its affiliates (as defined in Rule 144) were the owner of such Notes (or any predecessor thereto) or (y) in any case, such later date, if any, as may be required by applicable law.
          “Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.
          “Restricted Global Security” means a Regulation S Global Security or a 144A Global Security.
          “Restricted Period” means the “distribution compliance period” as defined in Regulation S in respect of the Offering of the Initial Notes.
          “Restricted Subsidiary” means: (i) any Subsidiary of the Company the principal assets and business of which are located in the United States or Canada, except Subsidiaries the principal business of which consists of providing sales and acquisition financing of the products of the Company or any of its Subsidiaries or owning, leasing, dealing in or developing real estate; (ii) any Subsidiary of the Company that owns, indirectly through ownership of another Subsidiary of the Company, a Principal Property located in the United States or Canada; or (iii) any other Subsidiary of the Company that the Company designates as a Restricted Subsidiary.

          “Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.
          “Rule 903” means Rule 903 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
          “Rule 904” means Rule 904 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
          “Sale and Leaseback Transaction” means any arrangement with any Person under which the Company or any Restricted Subsidiary leases for a term of more than three years any Principal Property that the Company or any Restricted Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes leases of any Principal Property the Company or any Restricted Subsidiary acquires or places in service within 180 days prior to the arrangement.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Custodian” means the Trustee, as custodian on behalf of the Depositary with respect to the Notes in global form, or any successor entity thereto.
          “Shelf Registration Statement” means a registration statement of the Company used by a Holder in connection with its offer and sale of Notes pursuant to a Registration Rights Agreement.
          “Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue with respect to the Notes (if no maturity is within three months before or after the Stated Maturity for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable

Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
          “Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Securities” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Security” means an Unrestricted Definitive Security or Unrestricted Global Security.
          “U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
          Other Definitions

Term	Defined in Section
“Agent Members”	2.08
“Definitive Securities Issuance Date”	4.01	(b)
“DTC”	2.10
“Interest Payment Date”	2.03	(b)
“Principal Officer”	4.07	(b)(i)
“Regular Record Date”	2.03	(b)
ARTICLE II
Designation and Terms of the Securities
          SECTION 2.01. Title. There is hereby created pursuant to Section 301 of the Indenture a series of Securities that shall have the title of “3.20% Senior Notes due 2021”.
          SECTION 2.02. Aggregate Principal Amount; Execution and Authentication. (a) The aggregate principal amount of Notes which may be authenticated and delivered under this First Supplemental Indenture is not limited. The aggregate principal amount of Notes initially authorized for authentication and delivery pursuant to this First Supplemental Indenture (the “Initial Securities”) is limited to $750,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Article IV of this First Supplemental Indenture.

          (b) The Company may forthwith execute, and upon a Company Order, the Trustee shall authenticate and deliver, the Initial Securities for original issue in accordance with the provisions of Section 303 of the Original Indenture.
          (c) In connection with any Registered Exchange Offer, the Company may execute, and upon a Company Order, the Trustee shall authenticate and deliver, Exchange Securities for issuance solely in exchange for Initial Securities or Additional Securities of a like aggregate principal amount.
          (d) At any time and from time to time after the Issue Date, in accordance with Section 2.08, the Company may execute, and upon a Company Order, the Trustee shall authenticate and deliver, any Additional Securities for original issue in accordance with the provisions of Section 303 of the Original Indenture in an aggregate principal amount determined at the time of issuance and specified in such Company Order. Such Company Order shall specify the principal amount of the Additional Securities to be authenticated, the date on which the original issue of such Additional Securities is to be authenticated and the additional information set forth in Section 2.08(b).
          (e) The Initial Securities, any Exchange Securities and any Additional Securities shall be considered collectively as a single series for all purposes of the Indenture. Holders of the Initial Securities, any Exchange Securities and any Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one series, and none of the Holders of the Initial Securities or any Exchange Securities or any Additional Securities shall have the right to vote or consent as a separate series or class on any matter to which such Holders are entitled to vote or consent.
          SECTION 2.03. Maturity; Interest Rate; and Denomination of Notes. (a)  The principal of the Notes shall be payable on August 15, 2021.
          (b) The Notes shall bear interest at the rate of 3.20% per annum from August 17, 2011 or the most recent February 15 or August 15 to which interest has been paid or duly provided for on the Notes. Each February 15 or August 15 in each year, commencing February 15, 2012, shall be an “Interest Payment Date” for the Notes. The February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date. Interest shall be calculated on the basis of a 360-day year composed of twelve 30-day months.
          (c) The Notes shall be issuable in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
          SECTION 2.04. Place and Method of Payment. The principal of (and premium, if any) and interest on the Notes shall be payable (x) if the Notes are Global Securities, through the relevant Depositary or (y) if the Notes are not Global Securities, at the office or agency of the Company maintained for that purpose in New York, New York, against surrender of such Note in the case of any payment due at the Maturity of the principal thereof or any payment of interest that becomes payable on a day other than an Interest Payment Date, and in the case of clause (x) or clause (y), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that if the Notes are not Global Securities, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of such Notes; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on the Notes, if such Note is in a denomination of at least $1,000,000 and the Holder thereof at the time of surrender thereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to such Notes, remaining in effect as to such Holder and such Notes unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if the Notes are Global Securities, payment shall be made pursuant to the Applicable Procedures of the relevant Depositary. In accordance with Section 1002 of the Indenture, the “Place of Payment” with respect to the Notes shall be New York, New York.
          SECTION 2.05. Optional Redemption.
          (a) The Notes shall be subject to redemption, as a whole at any time or in part from time to time, at the option of the Company.
          (b) If Notes are redeemed prior to May 15, 2021 (the date three months prior to the Stated Maturity of the Notes), the Redemption Price will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed from the Redemption Date to the Stated Maturity of the Notes to be redeemed (exclusive of any interest accrued to the Redemption Date), discounted to the date on which the Notes are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 15 basis points, plus any interest accrued but not paid on the Notes to be redeemed to the date on which the Notes are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).
          (c) If Notes are redeemed on or after May 15, 2021, the Redemption Price for the Notes will equal 100% of the principal amount of the Notes to be redeemed, plus any interest accrued but not paid on the Notes to be redeemed to the date on which the Notes are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).
          (d) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

          (e) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis. No Notes of $2,000 or less can be redeemed in part.
          (f) Notices of redemption will be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a Covenant Defeasance or Defeasance with respect to the Notes or a satisfaction and discharge of the Indenture with respect to the Notes. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.
          SECTION 2.06. No Sinking Fund or Holder Redemption Right. The Notes shall not have the benefit of or be subject to any sinking fund requirement and shall not be subject to redemption at the option of the Holders.
          SECTION 2.07. Forms of Notes.
          (a) Forms Generally. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the Schedule of Exchanges of Interests in the Global Security attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the Schedule of Exchanges of Interests in the Global Security attached thereto).
          (b) Initial Securities. The Initial Securities shall initially be issued and authenticated solely in the form of Global Securities (as more fully set forth below). The Initial Securities will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Securities will be resold by the Initial Purchasers under the Purchase Agreement only to QIBs in reliance on Rule 144A, or to, among others, QIBs and Persons other than U.S. Persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S, subject to the restrictions on transfer set forth herein.
          (c) Global Securities. Each Global Security shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. In the event of any increase or decrease in the aggregate principal amount of outstanding Notes represented by any Global Security, the Trustee, in accordance with instructions given by the Holder thereof as required by Article IV, shall endorse such Global Security to reflect such increase or decrease and the Security Registrar shall also reflect on the Security Register the date and amount of any such increase or decrease.
          (d) Regulation S Global Securities. Any Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Security to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.
          (e) 144A Global Securities. Any Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
          (f) Definitive Securities. Notwithstanding any other provision of this Article II, any issuance of Definitive Securities shall not occur, and owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities in exchange therefor, until a Definitive Securities Issuance Date shall occur in the specific circumstances set forth in Section 4.01.
          SECTION 2.08. Additional Securities.
          (a) The Company shall be entitled at any time or from time to time to issue Additional Securities that have identical terms as the Initial Notes except for the issue date, issue price and the date from which interest shall accrue.
          (b) With respect to any Additional Securities, the Company Order referred to in Section 2.02(d) shall specify:
     (A) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue and the first Interest Payment Date therefor; and
     (B) whether such Additional Securities shall bear the Private Placement Legend.
          (c) Additional Securities issued before the Definitive Securities Issuance Date shall be issued solely in the form of Global Securities; and any Additional Securities issued from and after the Definitive Securities Issuance Date shall be issued solely in the form of Definitive Securities.
          SECTION 2.09. Defeasance and Covenant Defeasance. For the avoidance of doubt, the provisions of Section 1302 and Section 1303 of the Indenture with respect to Defeasance of the Securities of a series and Covenant Defeasance of the Securities of a series, respectively, shall be applicable to the Notes.
          SECTION 2.10. Depositary. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

          SECTION 2.11. Other Terms and Form of the Notes. The Notes shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this First Supplemental Indenture.
          SECTION 2.12. Applicability. The provisions of this Article II shall apply only to the Notes.
ARTICLE III
Additional Covenants
          SECTION 3.01. Rule 144A Information. At any time when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, so long as any Notes remain outstanding, upon the request of a holder of the Notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder.
          SECTION 3.02. Restriction on Liens; Restriction on Sale and Lease-Back Transactions.
          (a) So long as any of the Notes remain outstanding, subject to Section 3.02(c) below, the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt for money borrowed (“debt”) if that debt is secured by a mortgage on any Principal Property, or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock or indebtedness is owned at or acquired after August 17, 2011), without in any such case effectively providing that the Notes shall be secured equally and ratably with or prior to such debt until such time as such debt is no longer so secured by such mortgage. This restriction, however, shall not apply to: (i) mortgages on property of any corporation or other Person existing at the time such corporation or other Person becomes a Restricted Subsidiary; (ii) mortgages on property of a corporation or other Person existing at the time that corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, transfer, conveyance or the disposition of all or substantially all of the properties or assets of that corporation or other Person to the Company or a Restricted Subsidiary; (iii) mortgages on any property the Company or any Restricted Subsidiary acquires, constructs or improves that secure debt issued, assumed or guaranteed (or issued, assumed or guaranteed pursuant to a commitment entered into) prior to, at the time of or within 12 months after the acquisition or completion of construction or improvement of the property (or, in the case of property constructed or improved, if later, the commencement of commercial operation of the property) for the purpose of financing all or any part of the purchase price of the property or the cost of the construction or improvement (together with, in the case of construction or improvement, mortgages on property previously owned by the Company or any Restricted Subsidiary to the extent constituting unimproved real property on which the property being constructed or the improvement is located); (iv) mortgages securing debt owing by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary; (v) mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of

America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, including mortgages incurred in connection with pollution control, industrial revenue or similar financings; (vi) mortgages existing at the Issue Date; (vii) mortgages on inventory to secure current liabilities of debt; and (viii) any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above if the amount of debt secured by the extended, renewed or replacement mortgage does not exceed the amount of the debt refinanced (plus accrued interest and premiums with respect thereto) plus transaction expenses related thereto and such mortgage is limited to the property secured by the original mortgage plus improvements thereon.
          (b) So long as any of the Notes remain outstanding, subject to Section 3.02(c) below, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction of any Principal Property unless (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by a mortgage upon the Principal Property involved in amount at least equal to the Attributable Debt for that transaction without equally and ratably securing the Notes, (ii) an amount in cash equal to the Attributable Debt for that transaction is applied prior to, at the time of or within 12 months after that transaction to the retirement of Notes or other debt of the Company or a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after its creation and which, in the case of such debt of the Company, is not subordinate in right of payment to the Notes or (iii) prior to, at the time of or within 12 months after such transaction, the Company or a Restricted Subsidiary uses an amount equal to the Attributable Debt for the purchase of any asset or any interest in an asset which would qualify, after purchase, as Principal Property. This Section 3.02(b) does not apply to any Sale and Leaseback Transaction (i) entered into in connection with an industrial revenue, pollution control or similar financing or any Sale and Leaseback Transaction or (ii) in which the only parties involved are the Company and any Subsidiary or Subsidiaries. When calculating the amount of Attributable Debt, any Attributable Debt for these Sale and Leaseback Transactions will be excluded.
          (c) In addition to the exceptions set forth under Sections 3.02(a) and 3.02(b) above, the Company and any Restricted Subsidiary may incur debt secured by mortgages and enter into additional Sale and Leaseback Transactions otherwise prohibited by (and not permitted under the exceptions to) Sections 3.02(a) or 3.02(b) as long as the total of such debt secured by mortgages plus the Attributable Debt in respect of such Sale and Leaseback Transactions does not exceed 15% of the Company’s Consolidated Net Tangible Assets.
          SECTION 3.03. Applicability. The covenants set forth in Sections 3.01 and 3.02 are applicable only to the Securities of the series of the Notes and are solely for the benefit of the Holders of the Notes.

ARTICLE IV
Transfer and Exchange
          SECTION 4.01. Transfer and Exchange of Global Securities; Limited Rights of Beneficial Owners. (a) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
          (1) Each Global Security authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Note for all purposes of the Indenture.
          (2) Notwithstanding any other provision in the Original Indenture or this First Supplemental Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless
     (A) such Depositary has notified the Company that it (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or
     (B) the Company has executed and delivered to the Trustee a Company Order stating that such Global Security shall be exchanged in whole for Definitive Securities.
If the Company receives a notice of the kind specified in clause (A) above, the Company may, in its sole discretion, designate a successor Depositary for such Global Security within 90 days after receiving such notice. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of clauses (1), (2), (3) and (4) of this provision shall continue to apply thereto.
          (3) Subject in all cases to clause (2) above, any exchange of a Global Security for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
          (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to Section 304, 306, 906 or 1107 of the Original Indenture or this Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless upon a Definitive Securities Issuance Date such Note is issued as a Definitive Security.
          (b) Upon the date 90 days after the Company has received notice from the Depositary pursuant to Section 4.01(a)(2)(A) and has not appointed a successor Depositary or has delivered a Company Order to the Trustee pursuant to Section 401(a)(2)(B) or, in either case, such earlier date as the Company elects by written notice to the Trustee (the “Definitive Securities Issuance Date”), (x) the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons; (y) the Company shall execute, and upon a Company Order the Trustee shall authenticate and deliver, Definitive Securities in a like aggregate principal amount as the outstanding Global Securities registered, Definitive Securities in such names and authorized denominations as the Depositary shall instruct the Security Registrar in accordance with the Applicable Procedures; and (2) the Security Registrar shall cause the aggregate principal amount of such outstanding Global Securities to be reduced to zero pursuant to Section 4.08. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Definitive Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 4.01 shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding the foregoing, a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security prior to the expiration of the Restricted Period. Neither the Company nor the Security Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company and the Security Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes of the Indenture.
          (c) The Company, the Trustee and every Person who takes or holds any beneficial interest in a Global Security agree that:
          (1) the Company and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;
          (2) such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such Person and the Depositary and/or Participants and Indirect Participants of the Depositary;
          (3) the Depositary and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of principal and interest on the Global Securities to, such Persons in accordance with the Applicable Procedures of the Depositary;
          (4) none of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and
          (5) notwithstanding the foregoing, (x) subject to the provisions of Section 4.01(c)(2), the Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants and Persons that may hold interests through Participants and Indirect Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes; and (y) nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          SECTION 4.02. Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following provisions of this Article IV, as applicable:
          (a) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser), except pursuant to Rule 144A. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in the preceding sentence of this Section 4.02(a).
          (b) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.02(a) above, the transferor of such beneficial interest must deliver to the Security Registrar either:
     (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and
      (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) upon the Definitive Securities Issuance Date; both
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 4.02(b)(B)(i) above.
Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 4.06, the requirements of this Section 4.02(b) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities (or transmitted to the Security Registrar via the Depositary’s book-entry system). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture, the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of each relevant Global Security pursuant to Section 4.08.
          (c) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 4.02(b) above and the Security Registrar receives the following:
     (i) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (d) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 4.02(b) above and:
          (i) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (i) a Person participating in the distribution of the Exchange Securities or (ii) an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;
          (ii) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

          (iii) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or
          (iv) the Security Registrar receives the following:
          (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof; or
          (B) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.
          (e) Exchange or Transfer Prohibited. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.
          SECTION 4.03. No Transfer or Exchange of Beneficial Interests for Definitive Securities. Inasmuch as Definitive Securities will be issued only from and after a Definitive Securities Issuance Date in the limited circumstances specified in clause (2) of Section 4.01(a) whereby Notes are no longer to be represented by Global Securities, other than as and to the extent specified in Section 4.01, any holder of a beneficial interest in a Global Security will not be entitled to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security.
          SECTION 4.04. No Transfer and Exchange of Definitive Securities for Beneficial Interests. Inasmuch as Definitive Securities will be issued only from and after a Definitive Securities Issuance Date in the limited circumstances specified in clause (2) of Section 4.01(a) whereby Notes are no longer to be represented by Global Securities, the Holder of a Definitive Security will not be entitled to exchange such Definitive Security for a beneficial interest in a Global Security.

          SECTION 4.05. Transfer and Exchange of Definitive Securities for Definitive Securities. From and after any Definitive Securities Issuance Date, upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 4.05, the Security Registrar shall register the transfer of, in the name of the designated transferee or transferees, one or more new Definitive Securities, or exchange Definitive Securities for other Definitive Securities, in each case, of any authorized denominations and of like aggregate principal amount. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities to be transferred or exchanged duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 4.05.
          (a) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:
          (i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (ii) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
          (iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.
          (b) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:
          (i) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (a) a Person participating in the distribution of the Exchange Securities or (b) a Person who is an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;
          (ii) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

          (iii) any such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or
          (iv) the Security Registrar receives the following:
          (A) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof; or
          (B) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (c) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.
          SECTION 4.06. Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate:
          (a) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal (or via the Depositary’s book-entry system), among other things, that (i) any Exchange Securities to be acquired by such Persons will be acquired in the ordinary course of business, (ii) they are not participating in a distribution of the Exchange Securities and (iii) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and
          (b) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities tendered for acceptance by Persons that certify as specified in clause (a), and accepted for exchange in the Registered Exchange Offer.
     Concurrently with the issuance of such Notes, the Security Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities beneficial interests in which were so accepted to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Restricted Definitive Securities so accepted, against surrender of such exchanged Restricted Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.
     Upon the consummation of a Registered Exchange Offer with respect to any Restricted Securities, (x) all requirements in this Article IV pertaining to Restricted Securities will apply with respect to Holders of such Restricted Securities that do not exchange their Restricted Securities for Exchange Securities; and (y) Exchange Securities constituting a Global Security (if the exchanged Note was a beneficial interest in a Restricted Global Security) or a Definitive Security (if the exchanged Note was a Restricted Definitive Security) will be available to holders of such exchanged beneficial interests in the Restricted Global Security or to Holders of the exchanged Restricted Definitive Securities in such Registered Exchange Offer.
          SECTION 4.07. Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this First Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.
          (a) Private Placement Legend.
          (i) Except as provided in Section 4.07(a)(ii) or 4.07(b) below or as otherwise agreed between the Company and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE), ONLY (A) TO BAKER HUGHES INCORPORATED OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT

WHICH HAS BEEN DECLARED OR BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

     (ii) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to Sections 4.02(d), 4.05(b), 4.05(c) or 4.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (b) (i) The Company, acting in its discretion, may remove (and, at the request of any Holder in accordance with Sections 4.07(b)(v) or (vi), as applicable, will remove) the Private Placement Legend from any Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Restricted Security. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for any Restricted Security, an Unrestricted Security without the Private Placement Legend, registered to the same Holder and in an equal principal amount and constituting a Global Security (if the exchanged Security was a Restricted Global Security) or a Definitive Security (if the exchanged Security was a Restricted Definitive Security) or, in lieu of issuance and delivery of a new Unrestricted Global Security for a Restricted Global Security, causing the Trustee to endorse an increase in aggregate principal amount of any then outstanding Unrestricted Global Security equal to the aggregate principal amount of such Restricted Global Security; and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Restricted Security has occurred and requesting the authentication and delivery of an Unrestricted Security (or endorsement of an increase in aggregate principal amount of any then outstanding Unrestricted Global Security as aforesaid) in exchange therefor (which Company Order shall not be required to be accompanied by any Opinion of Counsel or any other document) given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date),
     (A) if such exchanged Security is a Restricted Global Security, the Trustee shall authenticate and deliver such Unrestricted Security to the Depositary or pursuant to such Depositary’s instructions or hold such Unrestricted Global Security as Securities Custodian for the Depositary (or endorse an increase in aggregate principal amount of any then outstanding Unrestricted Global Security as aforesaid) and shall request the Depositary to, or, if the Trustee is Securities Custodian of such Restricted Security, shall itself, surrender such Restricted Security in exchange for such Unrestricted Security without the Private Placement Legend and thereupon cancel such Restricted Security so surrendered; or
     (B) if such exchanged Security is a Restricted Definitive Security, the Trustee shall authenticate and deliver to the Person exchanging such Restricted Definitive Security such Unrestricted Definitive Security against surrender of such Restricted Definitive Security, all as directed in such Company Order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Restricted Security or delivering any Company Order pursuant to this Section 4.07(b) with respect to such Restricted Security, (i) only those Notes which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

     (ii) For purposes of this Section 4.07(b), all provisions relating to the removal of the Private Placement Legend above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Restricted Global Security, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.
     (iii) Each owner of a beneficial interest in any Note evidenced by any Restricted Global Security, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such owner’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Private Placement Legend (including by means of the exchange of all or the portion of such Restricted Global Security evidencing such Note for a certificate evidencing such Note that does not bear the Private Placement Legend) at any time after the Resale Restriction Termination Date with respect to such Note.
     (iv) After a transfer of any Restricted Security pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Restricted Security, (x) all requirements pertaining to the Private Placement Legend will cease to apply to such Restricted Security; and (y) Unrestricted Securities constituting an Unrestricted Global Security (if the transferred Note was a Restricted Global Security) or an Unrestricted Definitive Security (if the transferred Note was a Definitive Security), in each case without the Private Placement Legend, will be available to the transferee of the holder of beneficial interests in the Restricted Global Security or to the Holder of the transferred Restricted Definitive Security upon directions to transfer such Holder’s beneficial interest in the Restricted Global Security or surrender of such transferring Holder’s Restricted Definitive Security, as applicable.
     (v) On and after the Resale Restriction Termination Date with respect to a Restricted Global Security, promptly upon request to the Company by the Holder of such Restricted Global Security or owner of beneficial interests therein, in exchange for such Restricted Global Security, either (x) the Company shall execute, and the Trustee shall authenticate and deliver, one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of such Restricted Global Security or (y) the Trustee shall endorse an increase in aggregate principal amount of any then outstanding Unrestricted Global Security equal to the aggregate principal amount of such Restricted Global Security, and thereupon the Trustee shall cancel such Restricted Global Security.
     (vi) On and after the Resale Restriction Termination Date with respect to a Restricted Definitive Security, promptly upon request to the Company by the Holder of such Restricted Definitive Security and upon surrender to the Trustee of such Restricted Definitive Security, in exchange for such Restricted Definitive Security, the Company shall execute, and the Trustee shall authenticate and deliver, an Unrestricted Definitive Security in the same aggregate principal amount as such Restricted Definitive Security, and thereupon the Trustee shall cancel such Restricted Definitive Security.
     (c) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:
THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE IV OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE FIRST SUPPLEMENTAL INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.08 OF THE FIRST SUPPLEMENTAL INDENTURE AND SECTION 309 OF THE ORIGINAL INDENTURE.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          SECTION 4.08. Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities:
          (x) the Security Registrar shall reflect on the Security Register for the Notes the date and a corresponding decrease in the principal amount of such Global Security;
          (y) the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction; and
          (z) if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, (1) the Security Registrar shall reflect on the Security Register for the Notes the date and a corresponding increase in the principal amount of such other Global Security and (2) such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such increase.
          SECTION 4.09. General Provisions Relating to Transfers and Exchanges.
          (a) To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities at the Security Registrar’s request in accordance with provisions providing for such registrations of transfer and exchange in this Article IV and Sections 304, 306, 906 and 1107 of the Original Indenture.
          (b) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 306, 906 or 1107 of the Original Indenture or Article IV of this First Supplemental Indenture not involving any transfer.
          (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          (d) If the Notes are to be redeemed in whole or in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of any such Notes for redemption in part under Section 1103 of the Original Indenture and ending at the close of business on the day of such selection, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (e) Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 307 of the Original Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          (f) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Article IV to effect a transfer or exchange may be submitted by facsimile.
          (g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Global Security or Definitive Security other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof.
          (h) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
          SECTION 4.10. Applicability. The provisions of this Article IV shall apply in lieu of the second through eighth paragraphs of Section 305 of the Original Indenture and shall apply only to the Notes.
ARTICLE V
Miscellaneous
          SECTION 5.01. Ratification of Original Indenture; First Supplemental Indenture Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes shall be bound hereby.
          SECTION 5.02. Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. At all times the Trustee shall comply with all applicable requirements of the Trust Indenture Act.
          SECTION 5.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
          SECTION 5.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE

PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
          SECTION 5.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 5.06. Benefits under First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Original Indenture, this First Supplemental Indenture or the Notes.
          SECTION 5.07. Successors. All agreements of the Company in this First Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
          SECTION 5.08. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this First Supplemental Indenture solely for the benefit of, the Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BAKER HUGHES INCORPORATED
By:	/s/ Peter A. Ragauss
	Name:	Peter A. Ragauss
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:	/s/ Matt Thorne
	Name:	Matt Thorne
	Title:	Senior Associate

[Signature page to First Supplemental Indenture]

EXHIBIT A
FACE OF SECURITY
GLOBAL SECURITY LEGEND
     THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE IV OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE FIRST SUPPLEMENTAL INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.08 OF THE FIRST SUPPLEMENTAL INDENTURE AND SECTION 309 OF THE ORIGINAL INDENTURE.*
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*
[PRIVATE PLACEMENT LEGEND]**
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS

*	This paragraph should be included only if the Security is a Global Security.

**	This paragraph should be included only if the Security is a Restricted Security.

Exhibit A-1

EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE), ONLY (A) TO BAKER HUGHES INCORPORATED OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED OR BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.**
     BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE

Exhibit A-2

CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.**

Exhibit A-3

BAKER HUGHES INCORPORATED
3.20% Senior Notes due 2021

No.	$[ ]
CUSIP No.
ISIN No.
     BAKER HUGHES INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Security attached to this Security]* on August 15, 2021, and to pay interest thereon from August 17, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2012, and at the Maturity thereof, at the rate of 3.20% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made (x) if this Security is a Global Security, through the Depositary or (y) if this Security is not a Global Security, at the office or agency of the Company maintained for that purpose in New York, New York, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof or any payment of interest that becomes payable on a day other than an Interest Payment Date, and in the case of clause (x) or clause (y), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that if this Security is not a Global Security, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any payment of interest on any

Exhibit A-4

Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-5

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]	BAKER HUGHES INCORPORATED
By:
Name:
Title:

Attest:

Exhibit A-6

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:
Authorized Signatory

Exhibit A-7

     This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 28, 2008, as supplemented by the First Supplemental Indenture (herein so called) thereto, dated as of August 17, 2011 (herein called the “Indenture”, which term shall have the meaning assigned to it in such First Supplemental Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, the aggregate principal amount of which is not limited. The aggregate principal amount of Securities of this series authorized for issuance pursuant to the Indenture is limited to the $750,000,000 in aggregate principal amount of Securities of this series initially authorized for issuance on the Issue Date plus such additional amounts of Securities of this series as may be authorized for issuance from time to time thereafter in accordance with the provisions of the Indenture (except for Securities of this series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to the Indenture).
     The Securities of this series are subject to redemption upon prior notice, as provided below, at any time, as a whole or in part, at the election of the Company. If the Securities of this series are redeemed prior to May 15, 2021, the Redemption Price will be equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed from the Redemption Date to the Stated Maturity of the Securities of this series to be redeemed (exclusive of any interest accrued to the Redemption Date), discounted to the date on which the Securities of this series are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 15 basis points, plus any interest accrued but not paid on the Securities of this series to be redeemed to the date on which the Securities of this series are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). If the Securities of this series are redeemed on or after May 15, 2021, the Redemption Price will be equal to 100% of the principal amount of the Securities of this series to be redeemed, plus any interest accrued but not paid on the Securities of this series to be redeemed to the date on which the Securities of this series are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If less than all of the Securities of this series are to be redeemed at any time, the Trustee will select Securities of this series for redemption on a pro rata basis. No Securities of this series of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address, except that notices may be mailed more than 60 days prior to a Redemption Date if the notice is

Exhibit A-8

issued in connection with a Covenant Defeasance or Defeasance with respect to the Securities of this series or a satisfaction and discharge of the Indenture with respect to Securities of this series. Notice of any redemption, may, at the Company’s discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.
     “Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue with respect to Securities of this series (if no maturity is within three months before or after the Stated Maturity for the Securities of this series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     “Comparable Treasury Issue” means, with respect to the Securities of this series, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
     “Comparable Treasury Price” means with respect to any Redemption Date for any Securities of this series (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and four other primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”) appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

Exhibit A-9

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared, or shall automatically become, due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default

Exhibit A-10

as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, except as provided in Section 4.09(b) of the First Supplemental Indenture.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     In addition to the rights provided to Holders of Securities of this series under the Indenture, Holders of Securities of this series will have the rights set forth in the Registration Rights Agreement, dated as of August 17, 2011, among the Company and the other parties named on the signature pages thereof. All references in this Security to “interest” shall be deemed to include “Additional Interest” as defined in and to the extent required by the Registration Rights Agreement, unless the context otherwise requires.**

Exhibit A-11

     Each owner of beneficial interests in this Restricted Global Security, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such owner’s behalf, as the Depository or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depository or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Private Placement Legend hereon (including by means of the exchange of all or the portion of this Restricted Global Security for a certificate evidencing the Note evidenced hereby that does not bear the Private Placement Legend) at any time after the Resale Restriction Termination Date with respect to this Security.***
     This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

***	This paragraph should be included only if the Security is a Restricted Global Security.

Exhibit A-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY****
     The following increases or decreases in the principal amount of this Global Security have been made:

Principal
	Amount of	Amount of	Amount of
	Decrease in	Increase in	Global Security
	Principal	Principal	Following Such
Date of	Amount of	Amount of	Decrease (or	Signature of Authorized
Transaction	Global Security	Global Security	Increase)	Signatory

****	This Schedule should be included only if the Security is a Global Security.

Exhibit A-13

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 18th Floor
Houston, Texas 77002
Attention: Corporate Trust Administration
          Re:   3.20% Senior Notes due 2021
     Reference is hereby made to the Indenture, dated as of October 28, 2008, as supplemented by the First Supplemental Indenture thereto, dated as of August 17, 2011 (the “Indenture”), between Baker Hughes Incorporated, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ______________ (the “Transferor”) owns and proposes to transfer the Security[ies] or beneficial interest in such Security[ies] specified in Annex A hereto, in the principal amount of $___________ (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ CHECK IF TRANSFEREE IS A QIB IN ACCORDANCE WITH RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.
     2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was

Exhibit B-1

originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser), except pursuant to Rule 144A. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.
     3. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable “blue sky” securities laws of any state of the United States.
     4. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF (i) A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR (ii) AN UNRESTRICTED DEFINITIVE SECURITY:
          (a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.
          (b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

Exhibit B-2

          (c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:                     ,

Exhibit B-3

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
          [CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in a Global Security (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Security (CUSIP [ ]).
2. After the Transfer the Transferee will hold:
          [CHECK ONE]
(a)	☐ a beneficial interest in a Global Security (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Security (CUSIP [ ]); or

(c)	☐ an Unrestricted Definitive Security (CUSIP [ ]), in accordance with the terms of the Indenture.

Exhibit B-4

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 18th Floor
Houston, Texas 77002
Attention: Corporate Trust Administration
Re:	3.20% Senior Notes due 2021 CUSIP 057224BA4[1] CUSIP U05722AF7[2]
     Reference is hereby made to the Indenture, dated as of October 28, 2008, as supplemented by the First Supplemental Indenture thereto, dated as of August 17, 2011 (the “Indenture”), between Baker Hughes Incorporated, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ____________ (the “Owner”) owns and proposes to exchange the Security[ies] or beneficial interest in such Security[ies] specified herein, in the principal amount of $____________ (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.
     2. ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of

[1]	For Securities sold in reliance on Rule 144A.

[2]	For Securities sold in reliance on Regulation S.

Exhibit C-1

a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]
By:
Name:
Title:

Dated:                     ,

Exhibit C-2